Exhibit 99.1
Western Gas Partners Announces
Fourth-Quarter And Full-Year 2009 Results
Provides Capital Program and Outlook For 2010
     HOUSTON, March 10, 2010 — Western Gas Partners, LP (NYSE: WES) today announced fourth-quarter and full-year financial and operating results for 2009. The announced results include the effects of the Partnership’s acquisition of the Chipeta assets from Anadarko Petroleum Corporation (NYSE: APC), which closed in July 2009. In addition, the Partnership today announced its 2010 capital program and outlook for the year.
     Net income available to limited partners for 2009 totaled $70.0 million, or $1.24 per limited partner unit (diluted), with 2009 Adjusted EBITDA of $111.2 million and 2009 distributable cash flow of $102.2 million.(1)
     Net income available to limited partners for the fourth quarter of 2009 totaled $18.9 million, or $0.33 per limited partner unit (diluted). The Partnership’s fourth-quarter Adjusted EBITDA was $29.6 million and distributable cash flow was $26.6 million. These results include the impact of a $2.5 million benefit from a prior period. The coverage ratio for the fourth quarter of 1.13 times excludes the prior-period item and includes the full dilution from the 6.9 million units issued to the public in December 2009 and the 0.6 million units issued to Anadarko in connection with the Granger acquisition in January 2010.
     “With a cash flow base that is largely insulated from commodity price changes, our portfolio delivered consistent results in a challenging environment,” said Western Gas Partners’ President and Chief Executive Officer Don Sinclair. “We are most proud of our ability to increase our quarterly distribution three consecutive times in 2009 while maintaining conservative levels of coverage, resulting in a distribution growth rate of 10% for the year.”
     Total throughput attributable to the Partnership for the fourth quarter of 2009 averaged 1,180 MMcf/d, 2.4 percent below the prior quarter and 5.8 percent below the fourth quarter of 2008. For the full-year 2009, throughput attributable to the Partnership averaged 1,219 MMcf/d, 1.5 percent below the prior-year average.

[1]	Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures.

     Capital expenditures attributable to the Partnership totaled approximately $8.8 million during the fourth quarter of 2009. Of this amount, maintenance capital expenditures were approximately $4.0 million, or 14 percent of Adjusted EBITDA. For the full-year 2009, capital expenditures attributable to the Partnership totaled $42.6 million, which included 51% of the full-year capital expenditures associated with the Chipeta assets.
2010 CAPITAL PROGRAM AND OUTLOOK
     The board of directors of the Partnership’s general partner has approved a 2010 capital budget of $32.5 million.
     The Partnership’s 2010 performance is expected to be driven primarily by system throughput, as its operations have minimal direct exposure to commodity prices. System throughput will be impacted by successful drilling activity by customers in the Partnership’s areas of operation, and the resulting volume of new production connected to the Partnership’s systems to offset natural field declines. Based on current expectations for drilling and completion activity, Adjusted EBITDA for 2010 is expected to be between $130 and $150 million. Total capital expenditures are expected to be between $28 and $32 million, with maintenance capital expenditures expected to be between 15 percent and 18 percent of Adjusted EBITDA.
CONFERENCE CALL TOMORROW AT 9 A.M. CST
     Management will host a conference call on Thursday, Mar. 11, 2010, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2009 results and the outlook for 2010. The dial-in number for the call is 888.679.8034 and the participant code is 53653840. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
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Western Gas Partners, LP Contact
Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable Cash Flow and Adjusted EBITDA (non-GAAP) to Net Income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable Cash Flow and Adjusted EBITDA are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable Cash Flow and Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable Cash Flow and Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable Cash Flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008 (1)	2009	2008 (1)
		(in thousands)
Reconciliation of Net Income attributable to Western Gas Partners, LP to Distributable Cash Flow
Net income attributable to Western Gas Partners, LP (2)	$19,278	$21,987	$77,345	$73,658
Add:
Distributions from equity investee	1,363	1,455	5,487	5,128
Non-cash share-based compensation expense	844	1,140	3,580	1,924
Expenses in excess of omnibus cap	842	—	842	—
Interest expense, net (non-cash settled)	—	—	—	1,148
Income tax expense (3)	164	2,699	12	13,931
Depreciation and amortization (3)	9,757	8,792	37,858	34,568
Impairments	—	—	—	9,354
Less:
Equity income, net	1,653	896	6,982	4,736
Cash paid for maintenance capital expenditures	4,018	7,098	15,929	17,519
Interest income, net — affiliates (non-cash settled)	—	323	—	—
Other income, net (3)	11	37	37	179

Distributable cash flow (2)	$26,566	$27,719	$102,176	$117,277

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

(2)	Net income attributable to Western Gas Partners, LP and distributable cash flow include an out-of-period reduction in cost of product expense at the Hilight system of $2.5 million for the quarter ended December 31, 2009 and $1.8 million for the year ended December 31, 2009. Of the amount recorded in the fourth quarter of 2009, $1.8 million relates to the year ended December 31, 2008 while $0.7 million relates to the first three quarters of 2009.

(3)	Includes the Partnership’s 51% share of depreciation and amortization, other income, net and income tax expense attributable to Chipeta Processing LLC.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA
The Partnership defines Adjusted EBITDA as Net Income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investee, non-cash share-based compensation expense, expenses in excess of the omnibus cap, interest expense, income tax expense and depreciation, amortization and impairment, less income from equity investment, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)
		(in thousands)
Reconciliation of Net Income attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income attributable to Western Gas Partners, LP (2)	$19,278	$21,987	$77,345	$73,658
Add:
Distributions from equity investee	1,363	1,455	5,487	5,128
Non-cash share-based compensation expense	844	1,140	3,580	1,924
Expenses in excess of omnibus cap	842	—	842	—
Interest expense, net	3,257	288	9,955	1,512
Income tax expense (3)	164	2,699	12	13,931
Depreciation and amortization (3)	9,757	8,792	37,858	34,568
Impairment	—	—	—	9,354
Less:
Equity income, net	1,653	896	6,982	4,736
Interest income — affiliate	4,225	4,547	16,900	10,703
Other income, net (3)	11	37	37	179

Adjusted EBITDA (2)	$29,616	$30,881	$111,160	$124,457

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

(2)	Net income attributable to Western Gas Partners, LP and distributable cash flow include an out-of-period reduction in cost of product expense at the Hilight system of $2.5 million for the quarter ended December 31, 2009 and $1.8 million for the year ended December 31, 2009. Of the amount recorded in the fourth quarter of 2009, $1.8 million relates to the year ended December 31, 2008 while $0.7 million relates to the first three quarters of 2009.

(3)	Includes the Partnership’s 51% share of depreciation and amortization, other income, net and income tax expense attributable to Chipeta Processing LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008 (1)	2009	2008 (1)
	(in thousands except per-unit amounts)
Revenues
Gathering, processing and transportation of natural gas	$37,517	$37,836	$151,816	$138,864
Natural gas, natural gas liquids and condensate sales	22,819	23,591	83,751	188,426
Equity income and other	2,121	3,999	9,552	17,216

Total revenues	$62,457	$65,426	$245,119	$344,506

Operating expenses
Cost of product (2)	$13,657	$15,806	$51,136	$140,010
Operation and maintenance	11,058	11,317	45,901	50,828
General and administrative	5,069	5,780	20,136	15,345
Property and other taxes	1,267	1,250	7,251	6,760
Depreciation and amortization	10,424	9,152	40,065	36,042
Impairment	—	—	—	9,354

Total operating expenses	$41,475	$43,305	$164,489	$258,339

Operating income	$20,982	$22,121	$80,630	$86,167
Interest income, net	968	4,259	6,945	9,191
Other income, net	11	37	42	196

Income before income taxes	$21,961	$26,417	$87,617	$95,554

Income tax expense (benefit)	164	2,699	12	13,988

Net income	$21,797	$23,718	$87,605	$81,566

Net income attributable to noncontrolling interests	2,519	1,731	10,260	7,908

Net income attributable to Western Gas Partners, LP	$19,278	$21,987	$77,345	$73,658

Limited partner interest in net income:
Net income attributable to Western Gas Partners, LP	$19,278	$21,987	$77,345	$73,658
Less net income attributable to Parent	—	5,530	5,937	31,555
Less general partner interest in net income	385	328	1,428	842

Limited partner interest in net income	$18,893	$16,129	$69,980	$41,261

Net income per common unit — basic and diluted	$0.33	$0.30	$1.25	$0.78
Net income per subordinated unit — basic and diluted	$0.33	$0.30	$1.24	$0.77

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

(2)	Cost of product expense includes an out-of-period reduction at the Hilight system of $2.5 million for the quarter ended December 31, 2009 and $1.8 million for the year ended December 31, 2009. Of the amount recorded in the fourth quarter of 2009, $1.8 million relates to the year ended December 31, 2008 while $0.7 million relates to the first three quarters of 2009.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2009	2008(1)
	(in thousands)
Current assets	$79,863	$47,155
Note receivable — Anadarko	260,000	260,000
Net property, plant and equipment	700,496	686,353
Other assets	43,870	39,647

Total assets	$1,084,229	$1,033,155

Current liabilities	$18,113	$42,435
Notes payable — Anadarko	175,000	175,000
Other long-term liabilities	12,667	11,095

Total liabilities	$205,780	$228,530
Common unit partner capital (36,375 and 29,093 units issued and outstanding at December 31, 2009 and 2008, respectively)	$497,230	$368,050
Subordinated unit partner capital (26,536 units issued and outstanding at December 31, 2009 and 2008)	276,571	275,917
General partner capital (1,284 and 1,135 units issued and outstanding at December 31, 2009 and 2008, respectively)	13,726	10,988
Parent net investment	—	83,654
Noncontrolling interest	90,922	66,016

Total liabilities, equity and Partners’ capital	$1,084,229	$1,033,155

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008 (1)
	(in thousands)
Cash flows from operating activities
Net income	$87,605	$81,566
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	40,065	45,396
Change in other items, net	(13,712)	18,468

Net cash provided by operating activities	$113,958	$145,430

Cash flows from investing activities
Acquisitions	$(101,451)	$(175,000)
Capital expenditures	(62,174)	(99,491)
Loan to Anadarko	—	(260,000)
Investment in equity affiliate	(382)	(8,095)

Net cash used in investing activities	$(164,007)	$(542,586)

Cash flows from financing activities
Proceeds from issuance of common and general partner units	$122,539	$315,161
Reimbursement to Parent from offering proceeds	—	(45,161)
Issuance of note payable to Anadarko	101,451	175,000
Repayment of note payable to Anadarko	(101,451)	—
Revolving credit facility issuance costs	(4,263)	—
Contributions from noncontrolling interest owners and Parent	40,262	55,362
Distributions to unitholders	(70,066)	(24,814)
Distributions to noncontrolling interest owners and Parent	(7,998)	(37,869)
Net pre-acquisition distributions to Anadarko	3,485	(4,449)

Net cash provided by financing activities	$83,959	$433,230

Net increase in cash and cash equivalents	$33,910	$36,074

Cash and cash equivalents at beginning of period	36,074	—

Cash and cash equivalents at end of period	$69,984	$36,074

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

Western Gas Partners, LP
OPERATING STATISTICS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2009	2008(1)	2009	2008(1)

Throughput (MMcf/d)
Gathering and transportation	836	922	883	967
Processing	412	380	396	283
Equity investment (2)	120	121	120	112

Total throughput	1,368	1,423	1,399	1,362

Throughput attributable to noncontrolling interests	188	171	180	124

Total throughput attributable to Western Gas Partners, LP	1,180	1,252	1,219	1,238

Gross margin per Mcf attributable to Western Gas Partners, LP (3)	$0.41	$0.40	$0.40	$0.42

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

(2)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(3)	Average for period. Calculated as gross margin (total revenues less cost of product), excluding the noncontrolling interest owners’ proportionate share of Chipeta’s revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP.